EXHIBIT 21.1
Hertz Global Holdings, Inc.
The Hertz Corporation

List of Subsidiaries

Legal Entity	State or Jurisdiction of Incorporation
Hertz Global Holdings, Inc.	Delaware
Rental Car Intermediate Holdings, LLC	Delaware
The Hertz Corporation	Delaware
Thrifty Insurance Agency, Inc.	Arkansas
Dollar Thrifty Automotive Group, Inc.	Delaware
Executive Ventures, Ltd.	Delaware
Firefly Rent A Car LLC	Delaware
Hertz Aircraft, LLC	Delaware
Hertz Canada Vehicle Partnership	Delaware
Hertz Car Exchange, Inc.	Delaware
Hertz Car Sales LLC	Delaware
Hertz Dealership One LLC	Delaware
HERTZ FHV #1, LLC	Delaware
HERTZ FHV #2, LLC	Delaware
HERTZ FHV #3, LLC	Delaware
HERTZ FHV #4, LLC	Delaware
HERTZ FHV #5, LLC	Delaware
HERTZ FHV #6, LLC	Delaware
HERTZ FHV #7, LLC	Delaware
HERTZ FHV #8, LLC	Delaware
HERTZ FHV #9, LLC	Delaware
HERTZ FHV #10, LLC	Delaware
HERTZ FHV #11, LLC	Delaware
Hertz Logistics, LLC	Delaware
Fleet Mobility Solutions, LLC	Delaware
Fleet Mobility Solutions (CA), LLC	Delaware
Fleet Mobility Solutions (GA), LLC	Delaware
Fleet Mobility Solutions (NJ), LLC	Delaware
Hertz Fleet Services, LLC	Delaware
Hertz Funding Corp.	Delaware
Hertz General Interest LLC	Delaware
Hertz Global Holdings, Inc.	Delaware
Hertz Global Services Corporation	Delaware
Hertz International, Ltd.	Delaware
Hertz Investments, Ltd.	Delaware
Hertz Local Edition Corp.	Delaware
Hertz Local Edition Transporting, Inc.	Delaware
HERTZ MOBILITY HOLDINGS, LLC	Delaware
Hertz NL Holdings, Inc.	Delaware
Hertz System, Inc.	Delaware
Hertz Technologies, Inc.	Delaware
Hertz Transporting, Inc.	Delaware

Hertz Vehicle Financing II LP	Delaware
Hertz Vehicle Financing III LLC	Delaware
Hertz Vehicle Financing LLC	Delaware
Hertz Vehicle Interim Financing LLC	Delaware
Hertz Vehicle Sales Corporation	Delaware
Hertz Vehicles LLC	Delaware
HIL2 LLC	Delaware
HVF GP II Corp.	Delaware
Navigation Solutions, LLC	Delaware
Rental Car Group Company, LLC	Delaware
Rental Car Intermediate Holdings, LLC	Delaware
SellerCo FSHCO Company	Delaware
Smartz Vehicle Rental Corporation	Delaware
The Hertz Corporation	Delaware
Hertz Corporate Center Property Owners' Association, Inc.	Florida
SellerCo Corporation	Illinois
SellerCo Mobility Solutions, Inc.	Illinois
Dollar Rent A Car, Inc.	Oklahoma
DTG Operations, Inc.	Oklahoma
DTG Supply, LLC	Oklahoma
Rental Car Finance LLC	Oklahoma
Thrifty Car Sales, Inc.	Oklahoma
Thrifty Rent-A-Car System, LLC	Oklahoma
Thrifty, LLC	Oklahoma
TRAC Asia Pacific, Inc. (UAE)	Oklahoma
Ace Tourist Rentals Aust. Pty Limited	Australia
HA Fleet Pty. Ltd.	Australia
Hertz Australia Pty. Ltd.	Australia
Hertz Investment (Holdings) Pty. Limited	Australia
HIRE (Bermuda) Limited	Bermuda
Hertz Do Brasil Ltda.	Brazil
3216173 Nova Scotia Company	Nova Scotia, Canada
CMGC Canada Acquisition ULC	Nova Scotia, Canada
DTG Canada Corp.	Nova Scotia, Canada
DTGC Intermediate 1, ULC	Nova Scotia, Canada
DTGC Intermediate 2, ULC	Nova Scotia, Canada
Hertz Canada (N.S.) Company	Nova Scotia, Canada
2232560 Ontario Inc.	Ontario, Canada
Dollar Thrifty Automotive Group Canada Inc.	Ontario, Canada
DTGC Car Rental L.P.	Ontario, Canada
HC Limited Partnership	Ontario, Canada
HCE Limited Partnership	Ontario, Canada
Hertz Canada Finance Co., Ltd.	Ontario, Canada
Hertz Canada Limited	Ontario, Canada
TCL Funding LP	Ontario, Canada
SellerCo Fleet Leasing, Ltd.	Quebec, Canada
Hertz Car Rental Consulting (Shanghai) Co. Ltd.	People's Republic of China
Hertz Asia Pacific (Japan) Ltd.	Japan
Hertz New Zealand Holdings Limited	New Zealand

Hertz New Zealand Limited	New Zealand
Hertz Asia Pacific Pte. Ltd.	Singapore
Hertz Asia Pacific Korea Ltd	South Korea
Hertz Belgium B.V.	Belgium
Hertz Autopujcovna s.r.o.	Czech Republic
Hertz France SAS	France
RAC Finance SAS	France
Hertz Autovermietung GmbH	Germany
Apex Processing Limited	Ireland
Dan Ryan Car Rentals Limited	Ireland
Hertz Europe Service Centre Limited	Ireland
HERTZ FLEET LIMITED	Ireland
Hertz International RE Limited	Ireland
Probus Insurance Company Europe DAC	Ireland
Hertz Fleet (Italiana) S.R.L.	Italy
Hertz Italiana S.R.L.	Italy
IFM SPV S.R.L.	Italy
HERTZ LUXEMBOURG, S.A.R.L.	Luxembourg
Hertz Monaco, S.A.M.	Monaco
Fleet Management France SAS	Netherlands
Hertz Automobielen Nederland B.V.	Netherlands
Hertz Claim Management B.V.	Netherlands
Fleet Management Holdings B.V.	Netherlands
Hertz Holdings Netherlands 2 B.V.	Netherlands
International Fleet Financing No. 2 B.V.	Netherlands
Stuurgroep Fleet (Netherlands) B.V.	Netherlands
Stuurgroep Holland B.V.	Netherlands
Hertz Autopozicovna s.r.o.	Slovakia
Hertz de Espana S.L.	Spain
Daimler Hire Limited	United Kingdom
Hertz (U.K.) Limited	United Kingdom
Hertz Accident Support Ltd.	United Kingdom
Hertz Claim Management Limited (UK)	United Kingdom
Hertz Europe Limited	United Kingdom
Hertz Fleet Financing UK Limited	United Kingdom
Hertz Holdings III UK Limited	United Kingdom
Hertz (U.K.) Receivables Limited	United Kingdom
Hertz Vehicle Financing U.K. Limited	United Kingdom

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